UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report April 11, 2016

Commission File Number:   00053238

Cemtrex Inc.

(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

(631) 756-9116
(Registrant’s Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2016, Cemtrex, Inc (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Chardan Capital Markets, LLC (“Chardan”), pursuant to which the Company may issue and sell shares of its common stock from time to time through Chardan as the Company’s sales agent. The issuance and sale of shares by the Company under the Equity Distribution Agreement, if any, is subject to the effectiveness of the Company’s shelf registration statement on Form S-3, as filed with the Securities and Exchange Commission on April 11, 2016 and not yet declared effective by the Securities and Exchange Commission. The Company makes no assurance as to the effectiveness of its shelf registration statement.

Sales of the Company’s common stock through Chardan, if any, will be made by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for the common stock or to or through a market maker or through an electronic communications network. If expressly authorized by the Company, Chardan may also sell the Company’s common stock in privately negotiated transactions.

Each time the Company wishes to issue and sell common stock under the Equity Distribution Agreement, the Company will provide a placement notice to Chardan containing the parameters in accordance with which shares are to be sold, including, but not limited to, the number of shares to be issued and the dates on which such sales are requested to be made, subject to the terms and conditions of the Equity Distribution Agreement.

Subject to the terms and conditions of the Equity Distribution Agreement, Chardan will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits the Company may impose pursuant to the terms of the Equity Distribution Agreement). The Company is not obligated to make any sales of common stock under the Equity Distribution Agreement and may terminate the Equity Distribution Agreement at any time upon written notice.

Chardan will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of the Company’s common stock pursuant to the Equity Distribution Agreement. The Company has provided Chardan with customary indemnification rights.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is incorporated by reference as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1.1	Press Release dated April 12, 2016
1.2	Equity Distribution Agreement, dated April 11. 2016, between the Registrant and Chardan Capital Markets, LLC (incorporated by reference to Exhibit 1.2 to the Company’s registration statement on Form S-3 filed on April 11, 2016, File No. 333-210700).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: April 11, 2016	By:	/s/ Saagar Govil
Name: Saagar Govil Title: CEO

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EXHIBIT INDEX

Exhibit
No.	Description
1.1	Press Release dated April 12, 2016
1.2	Equity Distribution Agreement, dated April 11. 2016, between the Registrant and Chardan Capital Markets, LLC (incorporated by reference to Exhibit 1.2 to the Company’s registration statement on Form S-3 filed on April 11, 2016, File No. 333-210700).

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